SUBSIDIARIES OF THE COMPANY	EXHIBIT 21.1

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation

Trimble Planning Solutions Pty Ltd	Australia
Spectra Precision Pty Limited	Australia
Trimble Navigation Australia Pty Ltd	Australia
Actronic Technologies Australia Pty. Ltd	Australia
Civil & Structural Computing Pty. Ltd.	Australia
Trimble Australia Support Pty. Limited	Australia
Plancal GmbH Austria	Austria
Ferdinand Graf GmbH	Austria
Trimble NV(fka Punch Telematix NV)	Belgium
ICS Benelux N.V.	Belgium
Acunia International N.V.	Belgium
Alturion N.V.	Belgium
Wevada N.V.	Belgium
KWW Beheer B.V.	Belgium
Logic Way B.V.	Belgium
Gatewing NV	Belgium
Trimble Brasil Solucoes Ltda	Brazil
0807381 B.C. Ltd.	Canada
Applanix Corporation	Canada
Cengea Solutions Inc	Canada
Geo- 3D Inc.	Canada
MPS Development Inc	Canada
PeopleNet Communications Canada Corp	Canada
Trimble Canada Limited	Canada

Trimble Exchangeco Limited	Canada
Trimble Holdings Company	Canada
VS Visual Statements Inc.	Canada
GeoTrac Systems Inc.	Canada
Maddocks Systems Inc.	Canada
Trimble Chile Comercial Limitada	Chile
Trimble Navigation Chile Limitada	Chile
Actronic Technologies Chile SPA	Chile
Trimble Electronics Products (Shanghai) Co. Ltd	China
Changchun Yamei Electronic Technology Co. Ltd.	China
TNX Trimble Communication and Navigation Technology (Xi’An) Co., Ltd.	China
Tekla Software (Shanghai) Co. Ltd.	China
Tianpan Information Science & Technology	China
Tianpan Century Science & Technology	China
Actronic Trading (Shanghai) Co., Ltd.	China
Trimble Middle East WLL	Egypt
Trimble Finland Oy	Finland
Tekla Oy	Finland
Tekla Sarl	France
Mensi S.A	France
Punch Telematix France S.A.S	France
Trimble France S.A.S	France
Trimble Nantes S.A.S	France
Plancal Sarl	France
ALK Technologies SARL	France
Magnav France Holdco SAS	France
Sitech Deutschland GmbH	Germany
Trimble Germany GmbH	Germany

Trimble Kaiserslautern GmbH	Germany
Trimble Jean GmbH	Germany
Trimble TerraSat GmbH	Germany
HHK Datebtechnik GmbH	Germany
Sitech Ost GmbH	Germany
Sitech Sud GmbH	Germany
Sitech West GmbH	Germany
S+H Systemtechnik GmbH	Germany
3D Laser Systeme GmbH	Germany
Tekla GmbH	Germany
GeoSurvey GmbH	Germany
Sinning Vermessungsbedarf GmbH	Germany
Plancal GmbH	Germany
Plancal Service & Entwicklung GmbH	Germany
Sitech Nord GmbH	Germany
GIL GmbH	Germany
Punch Telematix Deutschland GmbH	Germany
Trimble Navigation India Pvt Limited	India
Trimble Mobility Solutions India Limited	India
Trimble Information Technologies India Pvt. Ltd.	India
Tekla India Pvt. Ltd.	India
Spime India Technologies Pvt. Ltd.	India
CSC World (India) Private Limited	India
Lakefield e Technologies Ltd	Ireland
Lakefield e Technologies Group Ltd	Ireland
Lime Daross Limited	Ireland
Spektra S.P.A.	Italy
Spektra Agri Srl	Italy

Trimble Italia SRL	Italy
Trimble Japan KK	Japan
Tekla K.K	Japan
Tekla Korea	Korea
Tekla (M) Sdn. Bhd.	Malaysia
CSC World (Malaysia) Sdn Bhd	Malaysia
Geo de SECO S de RL de CV	Mexico
Trimble Mexico S de R.L	Mexico
Punch Telematix Nederland B.V	Netherlands
TNL Technology Holdings CV	Netherlands
Trimble Europe B.V	Netherlands
Actronic Technologies Europe BV	Netherlands
Trimble International BV	Netherlands
GeoSystems New Zealand Ltd	New Zealand
Trimble Loadrite Holdings Limited	New Zealand
Trimble Navigation New Zealand Ltd	New Zealand
Loadrite North America Ltd	New Zealand
Loadrite Limited	New Zealand
Trimble Loadrite Auckland Limited	New Zealand
Trimble RUS LLC	Russia
Trimble Navigation Singapore PTE Limited	Singapore
Tekla (SEA) Pte. Ltd.	Singapore
Civil & Structural Computing (Asia) Pte Ltd	Singapore
Trimble Navigation Technology South Africa (Pty) Ltd	South Africa
Optron Geomatics (Pty) Ltd.	South Africa
CLM Positioning Solutions Proprietary Ltd.	South Africa
Geotronics Southern Europe S.L	Spain
Punch Telematix Iberica S.L	Spain

Trimble International Holdings S.L	Spain
Trimble Navigation Iberica S.L	Spain
Tekla Software AB	Sweden
Trimble A.B	Sweden
Trimble Sweden A.B	Sweden
Plancal Holding AG	Switzerland
Plancal Lizens AG	Switzerland
Plancal AG	Switzerland
Trimble Holding GmbH	Switzerland
Trimble Thailand Co Ltd	Thailand
Accutest Engineering Solutions Ltd	UK
Lake e Technologies Limited (UK)	UK
Tekla (UK) Ltd	UK
Trimble MRM Ltd	UK
Trimble Navigation Europe Ltd.	UK
Trimble UK Limited	UK
StruCAD 2011	UK
ALK Technology Limited	UK
Cobco 867 Limited	UK
CSC (World) Limited	UK
CSC (Holdings) Ltd.	UK
Computer Services Consultants (UK) Ltd.	UK
Civil & Structural Computing (International) Ltd.	UK
Civil & Structural Computing (Middle East) Ltd.	UK
Loadrite Western Inc.	USA - AZ
Trimble IP Limited Corporation	USA-CA
Trimble IP General Corporation	USA-CA
Meridian Project Systems Inc	USA-CA

SECO Manufacturing Company Inc	USA-CA
Trimble Export Limited	USA-CA
Trimble Military and Advanced Systems Inc.	USA-CA
Spime Inc.	USA-CA
Trade Service Company LLC	USA - CA
Office Products Update Services LLC	USA-CA
Trimble Navigation Foundation	USA-DE
PeopleNet Holdings Corporation	USA-DE
PNET Holding Corp.	USA-DE
Tekla Inc	USA-DE
VirtualSolutions LLC	USA- DE
Lake e Technologies Inc.	USA - DE
Trade Service Holdings Inc.	USA - DE
Advanced Public Safety Inc	USA-FL
ALK Technologies, Inc.	USA-FL
Computer Services Consultants Inc.	USA-IL
TMW Systems Inc.	USA-OH
Loadrite Inc.	USA-NC
PeopleNet Communications Corporation	USA-MN
Beartooth Mapping Inc	USA-MT
Applanix LLC	USA-TX
Ashtech LLC	USA-TX
Dynamic Survey Solutions, Inc.	USA-VT
Geoline Inc	USA-WA
WinEstimator Inc	USA-WA